UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2014

DexCom, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________________________________

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 20, 2014, DexCom, Inc. (“DexCom”) issued a press release announcing its financial results for the year ended December 31, 2013 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.
The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) and (c) On February 20, 2014, DexCom announced that, effective January 1, 2015, Terrance Gregg will assume a new role with the Company as Executive Chairman.  In this role, Mr. Gregg will continue as an employee of the Company, and will continue to lead the Company’s external efforts.  Mr. Gregg will also chair the Company’s Board of Directors commencing on January 1, 2015.  Kevin Sayer, who is currently the Company’s President and Chief Operating Officer, will assume the role of President and Chief Executive Officer, also effective on January 1, 2015.
Mr. Sayer has served as DexCom’s President since June 2011, and as a board member since November 2007. Mr. Sayer is 55 years old.
From April 2007 to December 2010, Mr. Sayer served as Chief Financial Officer of Biosensors International Group, Ltd. (“Biosensors”), a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Previously, Mr. Sayer served as Chief Financial Officer of MiniMed, Inc. from 1994 until its acquisition by Medtronic, Inc. in 2001. He also has served as Executive Vice President and Chief Financial Officer of Specialty Laboratories, Inc., and as an independent healthcare and medical technology industry consultant. Mr. Sayer received his Master’s Degree in Accounting and Information Systems concurrently with a B.A., both from Brigham Young University.
(e) On February 19, 2014, the Board of Directors of DexCom, Inc. approved a bonus plan for fiscal 2014 (the “2014 Plan”) for the Company’s management and select individual contributors, including its chief executive officer, chief financial officer and its other named executive officers (together, the “Named Executive Officers”) pursuant to which the Company’s management, including its Named Executive Officers, are eligible for cash bonus awards if the Company attains specified financial and performance targets. The target bonus for the Chief Executive Officer (the “CEO”) is 125% of his base salary; target bonus for the President & Chief Operating Officer (the “President & COO”) is 100% of his base salary; the target bonus for each of the Company’s Chief Technical Officer and Executive Vice President of Strategy and Corporate Development is 75% of their respective base salaries; the target bonus for the Company’s Senior Vice Presidents is 50% of their respective base salaries; the target bonus for the Company’s Vice Presidents is 40% of their respective base salaries, and the target bonus for the remainder of the Company’s management employees and select contributors are various amounts up to 30% of their respective base salaries.
For the Company’s eligible employees, the amount of any bonus awarded under the 2014 Plan will be predicated on achieving targeted revenue goals, targeted operating income goals, and performance milestones. Generally speaking, 60% of any bonus paid under the 2014 Plan is based on achieving certain annual revenue goals (the “Revenue Component”), 20% is based on achieving targeted operating income goals (the “Operating Results Component”) and 20% is based on achieving certain performance milestones (the “Performance Component”).
Under the 2014 Plan, no portion of the Revenue Component shall be paid unless the Company meets a specified minimum revenue target for fiscal 2014. Upon achievement of this minimum revenue target, each eligible participant will receive a bonus award of 100% of their targeted Revenue Component. If the Company exceeds its fiscal 2014 revenue target, the Named Executive Officers will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Revenue Component.

Under the 2014 Plan, no portion of the Operating Results Component shall be paid unless the Company meets a specified operating income result for fiscal 2014. Upon achievement of this operating income target, each eligible participant will receive a bonus award of 100% of their targeted Operating Results Component. If the Company achieves operating income results that are more favorable in fiscal 2014 than its operating income target, the Named Executive Officers will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Operating Results Component.
Under the Performance Component, bonus amounts will also be paid to the Named Executive Officers for achieving specified corporate milestones. Eligible participants will receive a portion of their targeted Performance Component for achievement of corporate milestones by the Company during fiscal 2014.
In addition, any amount paid out under the 2014 Plan may be increased by up to 25% if the Company achieves various performance milestones.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.01	Press release dated February 20, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli Steven R. Pacelli Executive Vice President, Strategy and Corporate Development
Date: February 20, 2014

Exhibit Index

Number	Description

99.01	Press release dated February 20, 2014.